Execution Copy




                                PRICING AGREEMENT
                                -----------------





Goldman, Sachs & Co.,
   As Representatives of the several
   Underwriters named in Schedule I hereto, 85 Broad Street,
New York, New York 10004.

                                                              September 21, 2001

Ladies and Gentlemen:

         Credit And Asset Repackaging Vehicle Corporation, a Delaware corporation (the "Depositor"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated September 21, 2001 (the "Underwriting Agreement"), between the Depositor on the one hand and Goldman, Sachs & Co. on the other hand, to issue and sell to the Underwriters named in
Schedule I hereto (the "Underwriters") the Certificates specified in Schedule II hereto (the "Designated Certificates"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Certificates which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated
Certificates pursuant to Section 13 of the Underwriting Agreement and the address of the Representatives referred to in such Section 13 are set forth at the end of Schedule II hereto.

         An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Certificates, in the form heretofore delivered to you is now proposed to be filed with the Commission.

         Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Depositor agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Depositor, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Certificates set forth opposite the name of such Underwriter in Schedule I hereto.

         If the foregoing is in accordance with your understanding, please sign and return to us two counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Depositor. It is understood that your acceptance of this letter on behalf of each of the Underwriters may be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Depositor for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                                Very truly yours,

                                Credit And Asset Repackaging Vehicle Corporation



                                By:             /s/ Todd E. D'Agosta
                                   ---------------------------------------------
                                         Name:  Todd E. D'Agosta
                                         Title: President


Accepted as of the date hereof:



       /s/ Goldman, Sachs & Co.
-------------------------------
         (Goldman, Sachs & Co.)

On behalf of each of the Underwriters

                                   SCHEDULE I









                                                                     PRINCIPAL
                                                                     AMOUNT OF
                                                                     DESIGNATED
                                                                    CERTIFICATES
                                                                       TO BE
                                     UNDERWRITERS                    PURCHASED
                                     ------------                    ---------

Goldman, Sachs & Co.............................................    $  2,812,500
Prudential Securities Incorporated..............................      12,500,000
A. G. Edwards & Sons, Inc. .....................................      10,000,000
Spear, Leeds & Kellogg L.P......................................       2,812,500
                                                                    ------------

          Total.................................................    $ 28,125,000
                                                                    ============

                                   SCHEDULE II

TITLE OF DESIGNATED CERTIFICATES:

     Public  Credit  and  Repackaged   Securities[SM]   (PCARS)[SM]  Trust
Allstate Financing II Certificates Series 2001-1.

AGGREGATE PRINCIPAL AMOUNT:

     $28,125,000.

PRICE TO PUBLIC:

     100% of the principal amount of the Designated Certificates, plus accrued interest, if any, from October 1, 2001.

PURCHASE PRICE BY UNDERWRITERS:

     96.85% of the principal amount of the Designated Certificates, plus accrued interest from October 1, 2001.

UNDERLYING SECURITIES:

     $26,000 aggregate principal amount of Allstate Financing II 7.83% Capital Securities.

FORM OF DESIGNATED CERTIFICATES:

     Book-entry only form represented by one or more global securities deposited with The Depository Trust Company ("DTC") or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

     Federal (same day) funds.

TIME OF DELIVERY:

     10:00 a.m. (New York City time), October 1, 2001

TRUST AGREEMENT:

     Trust Agreement dated October 1, 2001, between the Depositor and Wells Fargo Bank Minnesota, National Association, as trustee

MATURITY:  December 1, 2045

INTEREST RATE:

     7.15%

INTEREST PAYMENT DATES:

     The first day of each month, commencing on November 1, 2001.

REDEMPTION:

     The Designated Certificates may be redeemed in part only, in connection with a partial redemption of the underlying securities specified above.

SINKING FUND PROVISIONS:

     No sinking fund provisions.

CLOSING LOCATION FOR DELIVERY OF DESIGNATED CERTIFICATES:

     Sullivan & Cromwell, 125 Broad Street, New York, NY 10004.

NAMES AND ADDRESSES OF REPRESENTATIVES:

     Designated Representatives: Goldman, Sachs & Co.

     Address for Notices, etc.: 85 Broad Street, New York, NY 10004.










                                      II-2